UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 5, 2008 (June 3, 2008)

ZIX CORPORATION
(Exact name of registrant as specified in its charter)

Texas	0-17995	75-2216818

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2711 North Haskell Avenue
Suite 2200, LB 36
Dallas, Texas 75204-2960
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (214) 370-2000
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
     Zix Corporation (the “Company”) held its 2008 Annual Meeting of Shareholders on June 3, 2008.
     At the meeting, the following two matters were approved by the Company’s shareholders:
     (1) The shareholders elected as directors of the Company, Robert C. Hausmann, Charles N. Kahn III, James S. Marston, Antonio R. Sanchez III, Paul E. Schlosberg, and Richard D. Spurr. The following tabulation shows the votes with respect to this matter:

Nominee	Shares For	Shares Withheld
Robert C. Hausmann	49,864,292	1,521,341
Charles N. Kahn III	49,739,568	1,646,065
James S. Marston	49,855,240	1,530,393
Antonio R. Sanchez III	49,878,603	1,507,030
Paul E. Schlosberg	49,863,866	1,521,767
Richard D. Spurr	49,854,124	1,531,509
     (2) The shareholders voted to approve a proposal to ratify the selection of Whitley Penn LLP as the Company’s independent registered public accounting firm. The following tabulation shows the votes with respect to this matter:

For	50,940,053
Against	402,466
Abstain	43,114
     Both matters were approved.

SIGNATURES
     Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIX CORPORATION
Date: June 5, 2008	By:	/s/ Ronald A. Woessner
Ronald A. Woessner
Senior Vice President and Corporate Secretary

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